UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol(s)
Common Stock, $0.06 par value	New York Stock Exchange	CDR
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	New York Stock Exchange	CDRpB
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	New York Stock Exchange	CDRpC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 28, 2020, Cedar Realty Trust, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock, $0.06 par value per share (the “Common Stock”), over the prior 30 consecutive trading-day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. Due to unprecedented market-wide declines as a result of the ongoing COVID-19 pandemic, the NYSE notice advised that the Company has until December 31, 2020 to regain compliance with the minimum share price requirement.

The Company will return to compliance if, on the last trading day of a calendar month any time during the cure period, the closing price for the Common Stock is at least $1.00 and the average closing price over the 30 consecutive trading-day period ending on such last trading day of such month is at least $1.00 per share.  The Company will continue to monitor the closing price of the Common Stock and consider available options if it appears unlikely that the Common Stock will satisfy the minimum share price requirement by December 31, 2020. As necessary or desirable, the Company will consider implementing a reverse stock split of the Common Stock that would result in the price of the Common Stock exceeding $1.00 per share and remaining above that level for at least the following 30 trading days before the end of the cure period.  Pursuant to Section 2-309(e) of Maryland General Corporation Law, implementing a reverse stock split of this nature would not require the prior approval of stockholders.

As required by the NYSE, the Company has timely responded to the NYSE with respect to its intent to return to compliance within the allotted cure period.

The NYSE notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE, subject to the Company’s compliance with the other continued listing criteria. The Common Stock will trade on the NYSE under the symbol “CDR” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below criteria”. If the Company fails to regain compliance with Section 802.01C of the NYSE Listed Company Manual by the end of the cure period and the NYSE does not extend the cure period or otherwise grant the Company relief from this requirement, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.

Item 7.01	Regulation FD Disclosure

On May 4, 2020, the Company issued a press release announcing that the Company received the NYSE notice, as described above under Item 3.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer